EXHIBIT 4.7

[FORM OF BENEFICIAL OWNER ELECTION FORM ]

FORM OF BENEFICIAL OWNER ELECTION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the “Rights Offering”) by Reed’s, Inc., a Delaware corporation (the “Company”) of subscription rights (the “Rights”) to purchase shares of the Company’s Series B Convertible Preferred Stock (“Series B Preferred”).

With respect to any instructions to exercise (or not to exercise) the Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [           ], 2009, the last business day prior to the scheduled expiration date of the Rights Offering of [          ], 2009 (which may be extended by the Company in its sole discretion).

This will instruct you whether to exercise Rights to purchase shares of the Series B Preferred distributed with respect to the shares of the Company’s common stock, $0.0001 par value, held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Subscription Rights Certificates.

Box 1. ¨ • Please DO NOT EXERCISE RIGHTS for shares of Series B Preferred.

Box 2. ¨ • Please EXERCISE RIGHTS for shares of Series B Preferred as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Rights should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Shares	Per Share Subscription Price	Payment

Basic Subscription Right	[ ] X	$[ ] =	$________ (Line 1)

Over-Subscription Right	[ ] X	$[ ] =	$________ (Line 2)

	Total Payment Required		$________
(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4)

Box 3. ☐ • Payment in the following amount is enclosed $            .

Box 4. ☐ • Please deduct payment from the following account maintained by you as follows:

Type of Account:
Account No.:
Amount to be deducted: $

Signature:
Name:
Title:
Date: ,2009